PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001


Report of Independent Registered
Public Accounting Firm

To the Trustees of Investment
Trust and the Shareholders of DWS
Large Company Growth Fund:

In planning and performing our
audit of the financial statements
of DWS Large Company Growth Fund
(formerly Scudder Large Company
Growth Fund) (the "Fund"), as of
and for the year ended July 31,
2006, in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States),
we
considered the Fund's internal
control over financial reporting,
including control activities for
safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's
internal control over financial
reporting.
Accordingly, we express no such
opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over
financial reporting.  In
fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls.  A
fund's internal control over
financial reporting is
a process designed to provide
reasonable assurance regarding the
reliability of financial reporting
and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting
principles.  Such internal control
over financial reporting includes
policies and procedures that
provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition
of a fund's assets that could have
a material effect on the financial
statements.

Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect
misstatements. Also, projections
of any evaluation of effectiveness
to future periods are subject to
the risk that
controls may become inadequate
because of changes in conditions,
or that the degree of compliance
with the
policies or procedures may
deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow management
or
employees, in the normal course of
performing their assigned
functions, to prevent or detect
misstatements on
a timely basis. A significant
deficiency is a control
deficiency, or combination of
control deficiencies, that
adversely affects the Fund's
ability to initiate, authorize,
record, process or report external
financial data
reliably in accordance with
generally accepted accounting
principles such that there is more
than a remote
likelihood that a misstatement of
the Fund's annual or interim
financial statements that is more
than
inconsequential will not be
prevented or detected. A material
weakness is a control deficiency,
or combination
of control deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual
or interim financial statements
will not be prevented or detected.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described
in the first paragraph and would
not necessarily disclose all
deficiencies in internal control
over financial
reporting that might be
significant deficiencies or
material weaknesses under
standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies
in the
Fund's internal control over
financial reporting and its
operation, including controls for
safeguarding
securities, that we consider to be
material weaknesses as defined
above as of July 31, 2006.

This report is intended solely for
the information and use of the
Trustees, management, and the
Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified
parties.

September 25, 2006